Exhibit 32

MTGE Investment Corp.
Certification of CEO and CFO Pursuant to 18 U.S.C. Section 1350,
as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

We, Gary Kain, Chief Executive Officer, President and Chief Investment Officer, and Peter J. Federico, Chief Financial Officer and Executive Vice President of MTGE Investment Corp. (the “Company”), certify pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350 that:

1.
The Quarterly Report on Form 10-Q of the Company for the quarterly period ended June 30, 2017 (the “Report”) fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 (15 U.S.C. 78m); and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:	August 7, 2017	By:	/s/ GARY KAIN
Gary Kain Chief Executive Officer, President and Chief Investment Officer

Date:	August 7, 2017	By:	/s/ PETER J. FEDERICO
Peter J. Federico Chief Financial Officer and Executive Vice President

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.